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                                                                   EXHIBIT 10.7b


                                SECOND AMENDMENT
                                     TO THE
                            STERLING CHEMICALS, INC.
            AMENDED AND RESTATED HOURLY PAID EMPLOYEES' PENSION PLAN


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. (the "Company") in Section 15.1 of the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees' Pension Plan (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective as of December 17, 1998 as follows:

         1. Section 3 is amended by adding thereto a new Section 3.8 to read as follows:

                  3.8 Window Retirement Program. Notwithstanding anything in the Plan to the contrary, each Window Participant who retires during the Window Period shall be credited with an additional five years of Vesting Service and Benefit Service and with an additional five years of age (other than for purposes of calculating a joint and survivor annuity for such participant).
                           For purposes of this Section 3.8, the following terms shall have the meanings set forth below:

                  (a) Window Participant means a participant in the Plan who (i) on December 17, 1998, is an active employee (or on lay off status),
         (ii) is, or prior to February 1, 1999 will be age 50 or older (iii) retires not later than February 28, 1999, on or after reaching age 50 with the commencement of his Monthly Retirement Income being not later than March 1, 1999, and (iv) has in effect prior to the commencement of his Monthly Retirement Income an executed Waiver and Release. If a participant who has executed a Waiver and Release dies prior to its becoming effective or after it becomes effective but prior to reaching his retirement date, his Eligible Surviving Spouse, if any, shall be entitled to the applicable benefit under Section 9.4 or 9.5 as if the participant had become a Window Participant and then died.

                  (b) Waiver and Release means a form of waiver and release prepared by the Company under which the participant releases all employment related claims against the Company and its affiliated persons.

                  (c) Window Period means the period beginning on December 17, 1998 and ending February 16, 1999.



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         2. Section 4.4 is amended by adding thereto a new sentence to read as follows:

                  In addition, the reduction provided above shall not apply to a Window Participant (as defined in Section 3.8).

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein. Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, the Company has executed this instrument this _________________, 1999, effective for all purposes as provided above.


                                    STERLING CHEMICALS, INC.


                                    By:
                                       ---------------------
                                    Name:
                                         -------------------
                                    Title:
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